EXHIBIT 4.7

EXECUTION COPY

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

THIS WAIVER AGREEMENT AND SECOND AMENDMENT (the “Waiver and Amendment”) TO THE SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of August 4, 2004, as amended (the “Stockholders’ Agreement”), is entered into as of February 14, 2006 by and among Pharmasset, Inc., a Delaware corporation (the “Company”), and the undersigned holders of the Company’s capital stock (collectively, the “Stockholders”). Capitalized terms used but not otherwise defined in this Waiver and Amendment shall have the meanings set forth in the Stockholders’ Agreement.

RECITALS

WHEREAS, Dr. Raymond F. Schinazi (“Dr. Schinazi”) has requested that the Company record the transfer of 2,000,000 shares of the Company’s Common Stock, par value $0.001 (the “Transfer Shares”) from Dr. Schinazi as follows: (i) 1,000,000 shares to RFS Partners, L.P., a Georgia limited partnership (the “Partnership”), and (ii) 1,000,000 shares to Raymond F. Schinazi 2005 Qualified Annuity Trust, a Georgia trust (the “Trust”);

WHEREAS, the above described transfers of the Transfer Shares (the “Schinazi Transfers”) may not meet all the conditions for an exception to the restrictions on transfer provided in Section 5(b) of the Stockholders’ Agreement; and

WHEREAS, the Stockholders hereby desire to grant a waiver of their right of first refusal and right of co-sale pursuant to Sections 5.2 and 5.3 of the Stockholders’ Agreement with respect to the Schinazi Transfers;

WHEREAS, the Company and the Stockholders desire to amend Sections 1.1, 4.1, 5.2 and 7.1 of the Stockholders’ Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree to amend the Stockholders’ Agreement as follows:

1.1 Waiver.

(a) Solely with respect to the Schinazi Transfers, each of the undersigned hereby waives its respective rights under Sections 5.2 and 5.3 of the Stockholders’ Agreement, including any right to notice; provided that the Partnership and the Trust each agrees in writing to be bound by the obligations of the Stockholders’ Agreement pursuant to the Joinder Agreement between the Company and the Partnership and the Joinder Agreement between the Company and the Trust, respectively, each to be entered into concurrently as of the Effective Date of this Waiver and Amendment (collectively, the “Joinder Agreements”).

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

(b) Solely with respect to the Transfer Shares, each of the undersigned hereby waives the conditions to transfer of the rights to participate in registrations granted to Stockholders other than Investors under Section 2.2 of the Stockholders’ Agreement as they may be applicable to the Trust and the Partnership and agree and acknowledge that the Trust and the Partnership shall have the same rights to participate in registrations granted to the other Stockholders under Sections 2.2 and 2.9, provided that the Partnership and the Trust each agrees in writing to be bound by the obligations of the Stockholders’ Agreement pursuant to the Joinder Agreements.

1.2 Amendments.

(a) The Stockholders’ Agreement is hereby amended by inserting the following definition in Section 1.1 immediately following the definition of “Sale of the Company”:

“Schinazi Transferees” shall mean RFS Partners, L.P., a Georgia limited partnership, and Raymond F. Schinazi 2005 Qualified Annuity Trust, a Georgia trust.

(b) The Stockholders’ Agreement is hereby amended by deleting paragraph (a) of Section 4.1 and replacing it in its entirety with the following:

(a) “In the event the Company desires to issue any New Shares, it shall first deliver to each Investor, Dr. Raymond Schinazi and the Schinazi Transferees (each such Person being referred to in this Section 4 as a “Buyer”) a written notice (the “Notice of Proposed Issuance”) specifying the type and total number of such New Shares which the Company then desires to issue (the “Offered New Shares”), all of the terms, including the price, upon which the Company proposes to issue the Offered New Shares, and stating that the Buyers shall have the right to purchase the Offered New Shares in the manner specified in this Section 4.1 at the price and in accordance with the terms and provisions specified in such Notice of Proposed Issuance.”

(c) The Stockholders’ Agreement is hereby amended by deleting paragraph (d) of Section 4.1 in its entirety.

(d) The Stockholders’ Agreement is hereby amended by changing the reference to paragraphs (a)-(d) in paragraph (e) in Section 4.1 to “paragraphs (a)-(c)”.

(e) The Stockholders’ Agreement is hereby amended by changing the designation of paragraph (e) in Section 4.1 to “(d)” and by changing the designation of paragraph (f) in Section 4.1 to “(e)”.

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

(f) The Stockholders’ Agreement is hereby amended by deleting the first sentence of paragraph (a) of Section 5.2 and replacing it in its entirety with the following:

“If at any time a Restricted Stockholder (“Transferring Stockholder”) desires to Transfer his or its Common Shares or other equity securities of the Company, in each case, now owned or hereafter acquired, to a third party (the “Proposed Transferee”) and such Transfer has been approved in accordance with Section 5.1(a) above, then notwithstanding that such approval was obtained, the Transferring Stockholder shall, at least thirty (30) days prior to any Transfer, submit a written offer (the “Offer”) to sell such Common Shares or other securities of the Company (the “Offered Shares”) to the Investors, Dr. Raymond Schinazi and the Schinazi Transferees (collectively referred to as the “Buyers” in this Section 5) on terms and conditions, including price, not less favorable to the Buyers than those on which the Transferring Stockholder proposes to Transfer such Offered Shares to the Proposed Transferee.”

(g) The Stockholders’ Agreement is hereby amended by deleting Section 7.1 and replacing it in its entirety with the following:

“7.1 Waivers and Amendments. The rights and obligations of the Company may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended without the written consent of the Company. The rights and obligations of the Stockholders under this Agreement may not be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended without the written consent of (i) the Majority Investors and (ii) Stockholders other than the Investors holding a majority of the Common Shares and Preferred Shares (on an as-if-converted basis) owned by such Stockholders; provided, however, that any amendment or waiver that would only affect the foregoing rights of an individual party hereto may be effected with only the written consent of such party. Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the holders of the shares who have not previously consented thereto in writing.

Notwithstanding the foregoing:

(A) an increase in the number of shares of Common Stock by not more than 1,600,000 shares (appropriately adjusted to take account of any stock split, stock dividend, combination of shares, recapitalization or other similar event) as set forth in clause (iii) of the proviso to the definition of “New Shares” in Section 1.1 hereof may be approved upon the written consent of (i) the Majority Investors and (ii) Stockholders holding a majority of the outstanding shares of the Common Stock that are subject to this Agreement and the Preferred Stock (on an as-if-converted basis) voting together as a single class; provided that (x) such increase is approved by the Board of Directors of the Company and (y) the same increase

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

is concurrently made to the number of shares of Common Stock set forth in clause (ii) of the definition of “Excluded Securities” in the Certificate of Incorporation;

(B) a reduction in the minimum price per share at which Common Stock is required to be offered to the public as set forth in the definition of “Qualified IPO” in Section 1.1 hereof, or the waiver of such minimum price per share requirement in its entirety, may be approved upon the written consent of (i) the Majority Investors and (ii) Stockholders holding a majority of the outstanding shares of the Common Stock that are subject to this Agreement and the Preferred Stock (on an as-if-converted basis) voting together as a single class; provided that the same reduction shall be concurrently made in the minimum price per share at which Common Stock is required to be offered to the public as set forth in the definition of “Qualified IPO” in the Certificate of Incorporation; and

(C) any amendments to this Agreement of a conforming or ministerial nature necessary for purposes of adding additional parties hereto or applying the provisions of this Agreement to the holders of shares of any additional series of capital stock that may issued by the Company in the future in connection with a bona fide capital raising transaction or to a third party in connection with a bona fide corporate transaction may be approved upon the written consent of (i) the Majority Investors and (ii) Stockholders holding a majority of the outstanding shares of the Common Stock that are subject to this Agreement and the Preferred Stock (on an as-if-converted basis) voting together as a single class; provided, however, that any amendment or waiver that would only affect the foregoing rights of an individual party hereto may be effected with only the written consent of such party; and provided further that such shares are issued in compliance with the terms of this Agreement.”

1.3 Governing Law. This Waiver and Amendment shall be governed by and construed under the laws of the State of Delaware (without giving effect to any conflicts or choice of laws provisions which would cause the application of the domestic substantive laws of any other jurisdiction).

1.4 Effective Date. This Waiver and Amendment shall become effective as of the date first written above (the “Effective Date”) upon receipt by the Company of counterparts of this Waiver and Amendment duly executed by the Majority Investors and the Stockholders other than the Investors holding a majority of the Common Shares and Preferred Shares (on an as-if-converted basis) owned by such Stockholders. Each Stockholder shall be bound by this Waiver and Amendment whether or not such Stockholder shall have consented to this Waiver and Amendment.

1.5 Miscellaneous. From and after the Effective Date of this Waiver and Amendment, each reference in the Stockholders Agreement to “this Agreement”, “hereof”, “hereunder”, or words of like import in any and all agreements, instruments, documents, notes, certificates and other writings of any kind and nature shall be deemed to refer to the Stockholders Agreement as amended by this Waiver and Amendment. This Waiver and Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together constitute one instrument. The headings in this Waiver and Amendment are for purposes of reference only and shall not limit or otherwise effect the meaning hereof.

[Signatures On Following Pages]

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Second Amended and Restated Stockholders’ Agreement as of the date set forth in the first paragraph hereof.

COMPANY:		STOCKHOLDERS:

PHARMASSET, INC.
/s/ Raymond F. Schinazi
Raymond F. Schinazi, Ph.D.
By:	/s/ P. Schaefer Price
Name:	P. Schaefer Price
Title:	President and Chief Executive Officer
/s/ Chung K. Chu, Ph.D.
Chung K. Chu, Ph.D.

/s/ Dennis Liotta, Ph.D.
Dennis Liotta, Ph.D.

/s/ Jean-Pierre Sommadossi, Ph.D
Jean-Pierre Sommadossi, Ph.D.

/s/ Carol Lynn Schinazi
Carol Lynn Schinazi

/s/ Rebecca Elizabeth Schinazi
Rebecca Elizabeth Schinazi

/s/ Jaclyn H. Chu
Jaclyn H. Chu

/s/ Susan Chu Walley
Susan Chu Walley

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

HOFFMANN-LA ROCHE INC.

By:	/s/ Dennis E. Burns
Name:	Dennis E. Burns
Title:	Vice President
Global Head of Business Development

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill & Company (Life Sciences GP), LLC, its General Partner

By:	/s/ G. Steven Burrill
Name:	G. Steven Burrill
Title:	Managing Member

BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill and Company (Indiana GP), LLC, its General Partner

By:	G. Steven Burrill
Name:	G. Steven Burrill
Title:	Managing Member

MPM BIOVENTURES III, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	General Partner

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

BB BIOVENTURES L.P.

By:	BAB BioVentures L.P., its General Partner

By:	BAB BioVentures, N.V., its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gädicke, M.D.
Title:	General Partner

MPM BIOVENTURES PARALLEL FUND, L.P.

By:	MPM BioVentures I LP, its General Partner

By:	MPM BioVentures I LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gädicke, M.D.
Title:	Manager

MPM ASSET MANAGEMENT INVESTORS 1999 LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gädicke, M.D.
Title:	Manager

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

MPM BIOVENTURES III-QP, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner
By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	General Partner

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By: MPM BioVentures III GP, L.P., in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	General Partner

MPM BIOVENTURES III PARALLEL FUND, L.P.

By: MPM BioVentures III GP, L.P., its General Partner

By: MPM BioVentures III LLC, its General Partner

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	General Partner

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC

By:	/s/ Ansbert Gadicke
Name:	Ansbert Gadicke
Title:	General Partner

TVM V LIFE SCIENCE VENTURES

GMBH & CO. KG

By:	/s/ Alexandra Goll
Name:	Alexandra Goll
Title:	Managing Limited Partner

By:	/s/ Mark C. Cipriano
Name:	Mark C. Cipriano
Title:	Managing Limited Partner

TVM IV GMBH & CO. KG

By:	/s/ Alexandra Goll
Name:	Alexandra Goll
Title:	Managing Limited Partner

By:	/s/ John J. DiBello
Name:	John J. DiBello
Title:	Managing Limited Partner

MDS LIFE SCIENCES TECHNOLOGY FUND II NC LIMITED PARTNERSHIP

By: MDS LSTF II (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Richard Lockie
Name:	G. Bedell/ R. Lockie
Title:	Vice President/ Vice President

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS (Cont’d):

MDS LIFE SCIENCES TECHNOLOGY FUND II QUEBEC LIMITED PARTNERSHIP

By:	MDS LSTF II (QGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Richard Lockie
Name:	G. Bedell/ R. Lockie
Title:	Vice President/ Vice President

MLII CO-INVESTMENT FUND NC LIMITED PARTNERSHIP

By:	MLII (NCGP) Inc., its General Partner

By:	/s/ Graysanne Bedell /s/ Richard Lockie
Name:	G. Bedell/ R. Lockie
Title:	Vice President/ Vice President

CDIB BIOSCIENCE VENTURES I, INC.

By:	/s/ Benny Hu
Name:	Benny Hu
Title:	Chairman

WAIVER AGREEMENT AND SECOND AMENDMENT TO THE

SECOND AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT